Exhibit 99

Form 3 Joint Filer Information


Name:					Taunus Corporation

Address:				60 Wall Street
					New York, New York 10005

Designated filer:  		Deutsche Bank AG

Issuer and Ticker Symbol:	International Securities Exchange (ISE)

Date of Event Requiring Statement: 3/8/05

By: /s/ Sonya Olsen
Assistant Secretary


Name:					DB U.S. Financial Markets Holding Corporation

Address:				60 Wall Street
					New York, New York 10005

Designated filer:  		Deutsche Bank AG

Issuer and Ticker Symbol: 	International Securities Exchange (ISE)

Date of Event Requiring Statement: 3/8/05

By: /s/ Sonya Olsen
Assistant Secretary